UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2016
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2016, Valmont Industries, Inc. (the “Company”) and its wholly-owned subsidiaries Valmont Industries Holland B.V. and Valmont Group Pty. Ltd. entered into a Second Amendment to Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.  The amendment amends the Credit Agreement dated as of August 15, 2012 among the same parties and is effective as of December 26, 2015.

The amendment, among other things, modifies the definition of EBITDA to:

•	add-back extraordinary, non-recurring or unusual non-cash charges and goodwill and other impairment charges; and
•	deduct extraordinary, non-recurring or unusual non-cash gains.

The term “EBITDA” is used in the computation of the following financial covenants under the credit agreement: (a) Leverage Ratio (Total Indebtedness / EBITDA); and (b) Interest Coverage Ratio (EBITDA / Interest Expense).

Some of the lenders in the credit agreement and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management services and letters of credit, and have participated in the Company’s prior credit agreements and sales of debt.

The foregoing description of the amendment is qualified in its entirety by reference to the amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) Todd G. Atkinson’s employment with the Company terminates February 26, 2016.  Mr. Atkinson will receive severance payments over time of approximately $294,000 representing the equivalent of 36 weeks of base salary pursuant to Valmont’s standard severance arrangements.  Mr. Atkinson may exercise stock options which were vested on his separation date for a period of 90 days following the separation date.  Mr. Atkinson will consult with the Company for up to six months following the separation date for which he will be paid $300 per hour for special requested consulting services.  Mr. Aktinson’s separation arrangement is subject to standard confidential information, non-solicitation and non-competition provisions.

Mark Jaksich, Executive Vice President and Chief Financial Officer, was elected Corporate Secretary on February 23, 2016.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
10.1
Second Amendment to Credit Agreement, dated as of February 23, 2016, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: February 23, 2016

By: /s/ Mark Jaksich
Name: Mark Jaksich
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Second Amendment to Credit Agreement, dated as of February 23, 2016, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.